UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 8, 2006



                              TASKER PRODUCTS CORP.
             (Exact name of Registrant as specified in its charter)


         Nevada                        0-32019                   88-0426048
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                              39 Old Ridgebury Road
                           Danbury, Connecticut 06810
                    (Address of principal executive offices)


                  Registrant's telephone number: (203) 730-4350


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     As of December 8, 2006, Tasker Products Corp. (the "Registrant") received cash from several investors in the amount of $595,000 in connection with a proposed loan (the "Loan"). The Registrant is in the process of completing the definitive documentation relating to the Loan. Not all of these documents have been executed as of the date that this Form 8-K is being filed with the Securities and Exchange Commission. After the execution of such definitive documentation, the Registrant will file an amendment to this Form 8-K setting forth the material terms of such Loan.



Item 3.02   Unregistered Sales of Equity Securities.

     The information included under Item 2.03 with respect to the Loan is incorporated under this Item 3.02. It is anticipated that the Loan will be convertible into the Registrant's securities in an amount that will require disclosure under this Item 3.02. In connection with the Loan, it is anticipated that the Registrant will issue warrants and that such warrants will be exercisable for the Registrant's securities in an amount that that will require disclosure under this Item 3.02. The definitive documentation relating to the Loan, the warrants and a registration rights agreement for the resale of the securities underlying the Loan and warrants has not been executed as of the date that this Form 8-K is being filed with the Securities and Exchange Commission. After such definitive documentation has been executed, the Registrant will file an amendment to this Form 8-K setting forth the material terms of such Loan, warrants and registration rights agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         TASKER PRODUCTS CORP.



Dated: December 14, 2006                 By:    /s/ Stathis Kouninis
                                             ---------------------------------
                                              Stathis Kouninis
                                              Chief Financial Officer